SEVERANCE, NON-COMPETITION AND CONFIDENTIALITY AGREEMENT


         SEVERANCE,   NON-COMPETITION   AND   CONFIDENTIALITY   AGREEMENT   (the
"Agreement") dated as of March 18, 1996, by and between Steven J. Wagenheim ("Employee") and Americana Dining Corp. ("Americana").

                                   WITNESSETH:

         WHEREAS, Employee is employed by Americana as President pursuant to that certain Employment Agreement dated March 28, 1994 (the "1994 Employment Agreement"); and

         WHEREAS, reference is made to the Asset Purchase Agreement dated as of March 18, 1996, by and among Americana and New Brighton Ventures, Inc. ("New Brighton Ventures") (together with any amendments thereto or modifications thereof, the "Asset Purchase Agreement") pursuant to which New Brighton Ventures will acquire the assets, subject to certain liabilities, of the New Brighton, Minnesota Champps Americana restaurant (the "Restaurant") from Americana for a purchase price of One Million Three Hundred Fifty Thousand Dollars ($1,350,000) (the "Restaurant Acquisition") subject to the terms and conditions set forth in the Asset Purchase Agreement; and

         WHEREAS, in connection with the Restaurant Acquisition, and by the mutual agreement of the parties, Employee will be relieved of his employment duties with Americana following the closing of such transaction, upon the terms and conditions set forth herein; and

         WHEREAS, Employee and Americana desire to settle fully and finally all differences between them, including any claims relating to Employee's employment and termination from employment with Americana;

         NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which is hereby acknowledged, Employee and Americana agree as follows:

         1. Termination of Employment. Employee agrees that his employment with Americana will terminate effective July 1, 1996, that he will not be reemployed by Americana, and that he will not apply for or otherwise seek employment with Americana or any of its divisions, subsidiaries, or affiliates at any time. Effective as of the Effective Time (as defined below), the duties and responsibilities of Employee as an employee of Americana will be as described in
Section 3(c) of this Agreement, it being agreed and acknowledged that between the Effective Date and June 30, 1996 the primary business activity of Employee shall be to manage the Restaurant on behalf of New Brighton Ventures.

         2. Effective Date of Agreement. This Agreement shall become effective as of the closing date of the Restaurant Acquisition in accordance with the terms of the Asset Purchase Agreement (the "Effective Date"), but subject in all events to the consummation of the Restaurant Acquisition and effective only if the Restaurant Acquisition is actually consummated. Subject to the closing of the Restaurant Acquisition, on the Effective Date, upon this Agreement becoming effective, the 1994 Employment Agreement shall terminate and have no further force or effect and shall be replaced and superseded for all purposes by this Agreement. If the Restaurant Acquisition is not consummated for any reason whatsoever, or if the Asset Purchase Agreement is terminated in accordance with the provisions thereof for any reason whatsoever, this Agreement shall not become effective and shall be null and void and shall have no force and effect to the same extent as if this Agreement had never been executed and delivered by the parties hereto and there shall be no liability under or by reason of the terms hereof on the part of Americana or any of its affiliates, officers, directors, employees, agents, successors or assigns, or of the Employee, without limitation of any other rights any of them may have. If this Agreement does not become effective in accordance with the preceding sentence, the 1994 Employment Agreement shall remain in effect in accordance with its presently existing terms.

         3. Settlement with Employee. As a material inducement to Employee to enter into this Agreement and in consideration for the release given by Employee in paragraph 4 of this Agreement, Americana and the Employee agree to the following:

                  (a) On the Effective Date, Americana will pay to Employee a one-time, lump sum payment of One Hundred Thousand Dollars ($100,000) less all applicable taxes and withholdings;

                  (b) Americana will continue to pay Employee his base salary and fringe benefits through June 30, 1996, in accordance with the terms of the 1994 Employment Agreement, so long as Employee continues to perform the duties and responsibilities set forth in Section 3(c) hereof, but will not be obligated to pay Employee any bonus with respect to the fiscal year ending on or about June 30, 1996; and

                   (c) Employee agrees that between the Effective Date and June 30, 1996, Employee's duties and responsibilities will be limited to such of the following duties and responsibilities as Americana from time to time may in its discretion request Employee to perform: (i) managing and overseeing all aspects of the pre-opening and opening of the Champps Americana restaurant in Columbus, Ohio, by devoting thereto such time and effort, both on-site and off-site, as Employee has in the past devoted to the pre-opening and opening by Americana of other similar restaurants, including, most recently, the Champps Americana restaurant located in Cleveland, Ohio, (ii) overseeing the management and operations of the Champps Americana restaurants located in Cleveland, Ohio and Richfield, Minnesota during this transition period (consistent with the understanding the Employee will after the Effective Date primarily manage the Restaurant on behalf of New Brighton Ventures) and (iii) performing such other services in a senior management capacity as may be mutually agreed to by Americana and Employee. After June 30, 1996, Employee agrees to make himself available as an independent consultant to render such services at Americana's request, in which case Americana shall compensate Employee for such consulting services at a rate of $500 per day plus reasonable out-of-pocket, travel and lodging expenses. Any such consulting requested by Americana shall not be deemed to constitute employment by Americana of Employee, who shall at all times be construed to be an independent contractor. Employee shall not hold himself out as a partner, employee or agent of Americana, or incur, assume or create, in writing or otherwise, any warranty, liability or other obligation of any kind, express or implied, in the name of or on behalf of Americana.

         4. General Release of Claims by Employee. As a material inducement to Americana to enter into this Agreement and in consideration for the payments and benefits to be provided by Americana to Employee as outlined in paragraph 3, Employee hereby irrevocably and unconditionally releases, acquits and forever discharges Americana, and each of its current and former owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, whether wholly or partially owned, and affiliates (and current and former agents, directors, officers, employees, representatives and attorneys of such divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively "Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever, known or unknown, including, without limitation, any claim under the Age Discrimination in Employment Act, as amended ("Claim" or "Claims"), which Employee now has, owns or holds, or claims to have, own or hold or which Employee at any time heretofore had, owned or held, or claimed to have, own or hold against each or any of the Releasees.

         5. Non-Competition. In view of the fact that Employee, as a co-founder, shareholder, director and officer of Americana, has had access to confidential and proprietary information relating to Americana, and as a material inducement to and a condition precedent to Americana's agreement to compensate Employee as provided herein and to sell to New Brighton Ventures the Restaurant pursuant to the Asset Purchase Agreement, in order to preserve the goodwill associated with the business of Americana, Employee hereby agrees to the following restrictions on his activities:

                   (a)  The  Employee  hereby  agrees  that  during  the  period commencing on the Effective Date and ending on the date which is three (3) years after the Effective Date, he will not, other than as provided in paragraph 5(b) hereof, without the express written consent of Americana, directly or indirectly, anywhere in the geographic area set forth in paragraph 5(c) below, engage or participate in any activity, invest in or otherwise assist (whether as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity) any business organization (other than Americana pursuant to the terms of this Agreement) whose activities, products or services are in the Designated Industry (as defined below); except that the Employee may make passive investments in a competitive enterprise the shares of which are publicly traded if such investment constitutes less than one
(1) percent of the equity of such enterprise. For purposes of this paragraph 5, the term "Designated Industry" shall mean the business of owning, licensing, franchising, operating or otherwise participating in the ownership or operation of one or more restaurants that Americana is able to show are substantially similar in trade dress and concept to "Champps Americana" restaurants, as such trade dress and concept is either incorporated as of the Effective Date in restaurants owned and operated or being developed by Americana or Champps Entertainment, Inc. or articulated in plans, designs or proposals drawn or formulated prior to the Effective Date, but is not intended to cover all "casual dining" or sports-themed concepts. Without implied limitation, the foregoing covenant shall include: (i) until March 1, 1997, not hiring for or on behalf of Employee or any such business organization any officer or employee of Americana or any of its affiliates, except that Employee or an affiliate of Employee shall be permitted to employ (A) all staff currently employed by Americana in the operation of the Restaurant ("Restaurant Personnel") and (B) Mitchel J. Wachman after the later of (x) June 30, 1996 or (y) such date on which Employee ceases to be an employee of Americana; and (ii) not soliciting for hire by Employee or any such business organization any officer or employee of Americana or any of its affiliates and not encouraging for or on behalf of Employee or any such business organization any officer, employee, licensee, franchisee, supplier or other service provider to terminate his or her relationship with Americana or any of its affiliates except as permitted by clause (B) above. As of the date of this Agreement, other than with respect to Americana or its affiliates, Employee is not performing any consulting or other duties for, and is not a party to any similar agreement with, any business or venture competing with Americana or any of its affiliates.

                  (b) Notwithstanding anything to the contrary contained herein, nothing herein shall restrict, limit or impair in any manner the ability or right of Employee to engage in the following activities:

(i) Employee may, directly or through New Brighton Ventures or another affiliate, manage or provide consulting services to other licensees or franchisees of Americana with respect to Champps Americana restaurants, including the licensee for the Milwaukee, Wisconsin Champps restaurant, at their request, provided that such services comply with the terms and conditions of the license or franchise agreement in effect with respect to such location; and

(ii) Employee may own and operate, through New Brighton Ventures or another entity owned or controlled by him, the Restaurant in accordance with the Sub-License Agreement to be dated as of the Effective Date by and between Americana, as sublicensor, and New Brighton Ventures, as sublicensee.

                   (c) The provisions of this paragraph 5 shall apply in the following geographic areas:

(i) all states in which Americana or any of its affiliates is, as of the date hereof, conducting any business activities;

(ii) all states in which Americana or any of its affiliates commences conducting business activities during the term of this Agreement; and

(iii) the United States of America.

                   (d) The parties acknowledge that the time, scope, geographic area and other provisions of this paragraph 5 have been specifically negotiated by sophisticated commercial parties and agree that (i) all such provisions are reasonable under the circumstances, (ii) all such provisions are given as an integral and essential part of the transactions contemplated hereby and (iii) but for the covenants of the Employee contained in this paragraph 5, Americana would neither enter into this Agreement nor the Asset Purchase Agreement nor consummate the transactions contemplated hereby or thereby. The Employee has independently consulted with his counsel and has been advised in all respects concerning the reasonableness and propriety of the covenants contained herein, with specific regard to the businesses conducted by Americana and its affiliates.

                   (e) It is specifically understood and agreed that any breach of the provisions of this paragraph 5 by the Employee will result in irreparable injury to Americana and its affiliates, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, Americana and its affiliates shall be entitled to seek specific performance of this paragraph 5 by the Employee through such temporary and permanent injunctive relief as a court of competent jurisdiction may award or decree irrespective of whether Americana may be entitled to compensatory damages. The parties hereto agree that the liability of the Employee for breaches of the provisions of this paragraph 5 shall not be limited to the amount of the payment received by the Employee pursuant to paragraph 3 of this Agreement. In the event that any covenant contained in this paragraph 5 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographic area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. In any such action brought to enforce the Agreement, the prevailing party shall be awarded reasonable attorneys' fees and costs and expenses incurred therein. The existence of any claim or cause of action which the Employee may have against Americana or any of its affiliates under this paragraph 5 shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement and shall be pursued through separate court action by the Employee.

         6. Confidentiality of Agreement. Employee agrees that all matters relating to the existence and content of this Agreement are confidential and agrees that he shall not disclose such matters to any person or entity except his counsel, financial advisors and immediate family, but only if those individuals agree to keep such matters confidential; provided, however, that Employee may disclose this agreement in connection with good faith negotiations with prospective employers, clients or business associates who agree to keep all such matters so disclosed confidential and may, upon written notice to Americana, disclose this Agreement to the extent required by applicable law or regulation.

         7. Non-Disparagement. Employee agrees not to make any statements which disparage Americana or any of its affiliates or their respective employees, officers, directors, stockholders, products or services. Americana agrees to undertake good faith efforts to prevent its stockholders, directors, officers or employees who are informed of this Agreement from making any statements which disparage Employee.

         8. Confidential Information. Employee acknowledges that by virtue of his past employment with Americana, and by virtue of any services to be rendered hereunder, he has had and will have access to confidential information and trade secrets. Employee agrees not to reproduce or disclose to any other person or entity or use for his own benefit or for the benefit of any other person or entity any such confidential information or trade secrets of Americana or any of its affiliates, except as is necessary for compliance with paragraph 3(c) and as is appropriate to allow Employee to conduct the activities that he is permitted to conduct pursuant to paragraph 5(b) hereof, to the extant that Employee complies with the terms and conditions of this Agreement. Employee further acknowledges that such information will be entrusted to him by Americana and that Employee will take all steps necessary to protect the confidentiality of such information. The term "confidential information" includes, but is not limited to, financial information, business plans, customer lists, restaurant design information or concepts, advertising concepts, recipes, matters which are subject to trademark or copyright protection, trade secrets, marketing or sales information, price and cost information, information regarding suppliers, personnel information, prospects and opportunities which have been discussed or considered by Americana or any of its affiliates, except that the term "confidential information" does not include any information that is common knowledge in the restaurant industry and is in the public domain (such as basic restaurant business practices and skills which Employee acquired prior to his association with Americana and its predecessors and possesses without infringement upon any intellectual property or similar rights of Americana or any of its affiliates), other than information that has become public on account of Employee's failure to comply with the provisions of this Agreement. Employee agrees to execute any documents reasonably necessary to protect the rights or interests of Americana in confidential information.

         9. Litigation Cooperation. Employee hereby agrees to cooperate fully with Americana in the defense or prosecution of any claims or actions now in existence or which may be brought or threatened in the future against or on behalf of Americana which relate to events that transpired while Employee was employed by Americana. Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, his being available to meet with counsel to prepare for trial or discovery, to assist in connection with any audit, inspection, proceeding or inquiry, to act as a witness in connection with litigation affecting Americana and, at the direction of Americana, to cooperate with any auditor or governmental agency. Americana agrees that it will pay Employee for any expenses he reasonably incurs and for the reasonable value of his time spent in connection with such cooperation.

         10. Non-Cooperation. Employee agrees that he shall not voluntarily provide information to or otherwise cooperate with any individual, corporation, firm, partnership, or other entity who is contemplating or pursuing litigation against Americana and he shall not otherwise voluntarily participate in any threatened or pending litigation against Americana, other than any action brought by Employee to enforce this Agreement or to construe its terms.

         11. Indemnification.

                   (a) As a further inducement to Americana to enter into this Agreement, Employee hereby agrees to indemnify and hold each and all of the Releasees harmless from and against any and all loss, cost, damage, or expense, including, without limitation, attorneys' fees incurred by Releasees or any of them arising out of any breach of this Agreement by Employee. In addition, Employee recognizes that Americana would suffer irreparable injury in the event he were to breach any of his obligations under this Agreement and agrees that Americana will have the right to seek injunctive relief to enforce the terms of this Agreement.

                   (b) Americana hereby agrees to indemnify and hold Employee harmless from and against loss, cost, damage or expense, including, without limitation, attorneys' fees incurred by Employee, arising out of actions or omissions of Employee while employed by Americana to the extent that such indemnification would be provided by Americana in the ordinary course of business to other employees similarly situated with respect to similar actions or omissions.

         12. Non-Admission. This Agreement shall not in any way be construed as an admission by Americana of any liability or any act of wrongdoing whatsoever by Americana against Employee and Americana specifically disclaims any liability or wrongdoing whatsoever against Employee or any other person on the part of itself, its employees and its agents.

         13. Advice of Counsel. Employee represents and agrees that he has been advised to discuss all aspects of this Agreement with his attorney, that he has carefully read and fully understands all of the provisions of this Agreement and that he is voluntarily entering into this Agreement.

         14. Attorneys' Fees. Each party agrees that they will bear their own costs and attorneys' fees in connection with this Agreement.

         15. No Transfer. Employee represents that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any Claim against the Releasees or any portion thereof or interest therein.

         16. No Reliance. Employee represents and acknowledges that in executing this Agreement he does not rely and has not relied upon any representation or statement made by any of the Releasees or by any of the Releasees' agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement, other than the promises and representations made in this Agreement.

         17. Binding Nature of Agreement. This Agreement shall be binding upon each of the parties and upon their heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each party and to their heirs, administrators, representatives, executors, successors, and assigns.

         18. Governing Law. This Agreement shall be deemed to be made and entered into in the State of Minnesota, and shall in all respects be interpreted, enforced and governed under the laws of said State. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

         19. Severability. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

         20. Modification of Agreement. This Agreement may be amended, revoked, changed, or modified only upon a written agreement executed by both parties. No waiver of any provision of this Agreement will be valid unless it is in writing and signed by the party against whom such waiver is charged.

         21. Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.

         22. Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered in person or via facsimile (promptly followed by hard copy confirmation) or mailed by certified or registered mail, postage prepaid, or by express courier service, service fee prepaid, to the addresses as specified below or to such other address of which any party may notify the other parties as provided herein. Notices shall be effective as of the date of such delivery or mailing.

To Americana:                                 With a copy to:

One Corporate Place                           Goodwin, Procter & Hoar LLP
55 Ferncroft Road                             Exchange Place
Danvers, MA  01923-4001                       Boston, MA  02109
Attn:    Charles W. Redepenning, Jr., Esq.    Attn:    Ettore A. Santucci, P.C.

To Mr. Steven J. Wagenheim:                   With a copy to:

245 Kentucky Avenue North                     Briggs and Morgan, P.A.
Golden Valley, MN  55427                      2400 IDS Center
                                              Minneapolis, MN  55402
                                              Attn:    Avron L. Gordon, Esq.

         23. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         IN  WITNESS   WHEREOF,   the  parties  have  executed  this  Severance,
Non-Competition and Confidentiality Agreement as of the date first set forth above.



                             /s/ Steven J. Wagenheim
                             -----------------------
                             Steven J. Wagenheim


         Then personally appeared before me Steven J. Wagenheim and stated that the execution of the within Severance, Non-Competition and Confidentiality Agreement was his free act and deed.


                             /s/ Jennifer P. Christman
                             -------------------------
                             Notary Public
                             My commission expires:  January 21, 2000


                             AMERICANA DINING CORP.



                             By: /s/ Charles W. Redepenning, Jr.
                             -----------------------------------
                             Name:     Charles W. Redepenning, Jr.
                             Title:    Senior Vice President
                                       and Secretary


         Then appeared before me Charles W. Redepenning, Jr. for Americana Dining Corp. and stated that he executed the within Severance, Non-Competition and Confidentiality Agreement in his capacity as Senior Vice President and Secretary for Americana Dining Corp., and that execution of this document was within his authority.


                             /s/ Ettore Santucci
                             -------------------
                             Notary Public
                             My commission expires: Dec.21, 2001